UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2010 (October 12, 2010)
Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 E. Fifth Avenue, Columbus, Ohio	43219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 238-4148
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
On October 12, 2010, the Audit Committee of the Board of Directors of Retail Ventures, Inc. (the “Company”), following discussion with management, concluded that subsequent to the issuance of the Company’s fiscal 2009 consolidated financial statements, management identified an error in the disclosures of diluted (loss) earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders and diluted (loss) earnings per share attributable to Retail Ventures, Inc. common shareholders included in the Company’s consolidated statement of operations and related disclosures for the fiscal years ended January 31, 2009 and February 2, 2008 and for the three month periods ended May 3, 2008 and August 2, 2008 as included in our Form 10-K for the fiscal year ended January 30, 2010, and for the nine month period ended November 1, 2008 as included in our Form 10-Q for the quarter ended October 31, 2009. The previously issued Annual Report on Form 10-K for the fiscal year ended January 30, 2010, which was originally filed with the Securities and Exchange Commission on April 14, 2010, and the previously issued Quarterly Report on Form 10-Q for the quarter ended October 31, 2009, which was originally filed with the Securities and Exchange Commission on December 15, 2009, should no longer be relied upon in view of the error. The dollar amount of revenues, expenses, net (loss) income attributable to Retail Ventures, Inc., the consolidated balance sheets, the consolidated statements of cash flows, and the consolidated statements of shareholders’ equity for all periods reported are unchanged. The restated financial statements are included in the amendments to the Company’s Form 10-K for the fiscal year ended January 30, 2010 and Form 10-Q for the quarter ended October 31, 2009, each of which was filed with the Securities and Exchange Commission on October 12, 2010. These Amendments have no impact on the Company’s subsidiary, DSW Inc.

The error in our computations of diluted (loss) earnings per share was caused by an error in the numerator of these computations relating to our outstanding warrants. The warrants, which are recorded as a derivative liability on our balance sheet, are presumed to be settled in our common shares. The resulting potential common shares are included in the denominator of our diluted earnings per share in accordance with ASC 260-10-45-45 and calculated using the treasury stock method. Our denominator for the potential common shares outstanding remains unchanged as a result of the restatement. However, the numerator in our prior computations did not include the change in fair value of the derivative liability relating to our dilutive warrants. ASC 260-10-45-46 states that “a contract that is reported as an asset or liability for accounting purposes may require an adjustment to the numerator for any changes in income or loss that would result if the contract had been reported as an equity instrument for accounting purposes during the period.”

The Audit Committee of the Board of Directors of the Company also discussed this matter with the Company’s independent registered public accountants, Deloitte & Touche LLP.
The following is a summary of the effects of this change on the periods presented in the 10-Q/A:

Nine months
ended
(unaudited)
November 1,
2008
Diluted earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders:
As restated	$0.82
As originally reported	$1.58

Diluted earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders:
As restated	$0.38
As originally reported	$1.14
The following is a summary of the effects of this change on the periods presented in the 10-K/A:

	Fiscal year ended
	January 31,	February 2,
	2009	2008
Diluted earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders:
As restated	$1.28	$1.54
As originally reported	$2.00	$4.26

Diluted earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders:
As restated	$0.30	$(1.82)
As originally reported	$1.03	$0.91

	Thirteen weeks ended (unaudited)
	May 3,	August 2,
Year ended January 31, 2009	2008	2008
Diluted earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders:
As restated	$0.46	$0.27
As originally reported	$0.82	$0.45

Diluted earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders:
As restated	$0.21	$0.18
As originally reported	$0.56	$0.36

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.
Date: November 8, 2010	By:	/s/ James A. McGrady
James A. McGrady
Chief Executive Officer, President, Chief Financial Officer and Treasurer